EXHIBIT 10.1

SIXTH AMENDMENT TO CONSTRUCTION LOAN AGREEMENT

This Sixth Amendment to Construction Loan Agreement is dated as of the 16th day of April, 2009, and is by and between RED TRAIL ENERGY, LLC, a North Dakota limited liability company (“BORROWER”), and FIRST NATIONAL BANK OF OMAHA (“BANK”), a national banking association established at Omaha, Nebraska.

WHEREAS, the BANK and BORROWER executed a written Construction Loan Agreement dated as of December 16, 2005 (“AGREEMENT”).

Now, Therefore, in consideration of the AGREEMENT, and their mutual promises made herein, BANK and BORROWER agree as follows:

1.           Terms which are typed herein as all capitalized words and are not defined herein shall have same meanings as when described in the AGREEMENT.

2.           Notwithstanding the provisions of Section 2.5 of the AGREEMENT, BORROWER has requested that BANK defer the April 16, 2009 and July 16, 2009 principal payments due on the FIXED RATE NOTE, 2007 FIXED RATE NOTE, and VARIABLE RATE NOTE until the LOAN TERMINATION DATE for the TERM NOTES (“DEFERRED AMOUNTS”).  BANK agrees to such deferral, but does not waive its right to timely payment of any other sums required by the AGREEMENT.  BORROWER acknowledges that the DEFERRED AMOUNTS shall be due on or before the LOAN TERMINATION DATE for the TERM NOTES.

3.           BANK and BORROWER have agreed to amend the interest rate of each of the TERM NOTES. As the result, BORROWER and BANK agree that the interest rate accruing on each of the TERM NOTES and REVOLVING NOTE shall hereafter be payable at a rate equal to the three month LIBOR RATE plus four hundred (400) basis points from time to time until maturity, and six hundred (600) basis points in excess of said aggregate interest rate from time to time after maturity, whether by acceleration or otherwise.  Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.  Interest accruing on the principal balance outstanding on each of the TERM NOTES shall never accrue at a rate less than six (6%) percent per annum.

4.           Effective immediately, Section 2.8.1 of the AGREEMENT is amended to read:

2.8.1                      Subject to the terms hereof and BANK’s approval based on its sole discretion, the BANK will lend the BORROWER, from time to time until the LOAN TERMINATION DATE, such sums in integral multiples of $10,000.00 as the BORROWER may request by reasonable same day notice to the BANK, received by the BANK not later than 11:00 A.M. of such day, but which shall not exceed in the aggregate principal amount at any one time outstanding, $3,500,000.00 (the “REVOLVING LOAN COMMITMENT”).  The BORROWER may borrow, repay without penalty or premium and reborrow hereunder, from the date of this AGREEMENT until the LOAN TERMINATION DATE, either the full amount of the REVOLVING LOAN COMMITMENT or any lesser sum which is $10,000.00 or an integral multiple thereof.  It is the intention of the parties that the outstanding balance of the REVOLVING LOAN shall not exceed the BORROWING BASE, as required in Section 6.1.9, and if at any time said balance exceeds the BORROWING BASE, BORROWER shall forthwith pay BANK sufficient funds to reduce the balance of the REVOLVING LOAN until it is in compliance with this requirement.

5.           Effective immediately, the fourth complete sentence of Section 2.13 of the AGREEMENT is amended to read:

BORROWER agrees to pay BANK an unused commitment fee equal to 50 basis points of the average unused portion of the REVOLVING LOAN COMMITMENT and of LONG TERM REVOLVING NOTE, calculated and payable on a quarterly basis in arrears.

6.           Effective immediately, Section 6.2.3 of the AGREEMENT is amended to read:

6.2.3 The BORROWER shall determine, at each fiscal year end following COMPLETION DATE, the amount of its EXCESS CASH FLOW for said fiscal year, and at the time of delivery of the audited financial statements required by 6.1.1 of this AGREEMENT, pay to BANK fifty percent (50%) of such sum, to be applied to the outstanding principal amount of VARIABLE RATE NOTE, and after VARIABLE RATE NOTE is repaid, to LONG TERM REVOLVING NOTE to reduce the principal balance, if any, and after LONG TERM REVOLVING NOTE is repaid, BORROWER’s payment to BANK of EXCESS CASH FLOW shall no longer be required.  Such annual payment shall not release BORROWER from making any payment of principal or interest otherwise required by this AGREEMENT. No payment of EXCESS CASH FLOW shall be the cause of a payment to BANK for interest rate breakage fees or otherwise result in any prepayment fee.

7.            Effective immediately, Section 6.3 of the AGREEMENT is amended by adding additional sub-paragraphs after 6.3.13, to read as follows:

6.3.14              Use its best efforts to resolve the issues relating to retainage and construction with the DESIGN-BUILDER under the CONSTRUCTION CONTRACT by July 16, 2009.

6.3.15              Amend the Member Control Agreements between BORROWER and its members by June 15, 2009 to allow for the issuance of additional interests/units in order for BORROWER to raise additional capital.

6.3.16              Develop and implement a written Corn Purchasing Program acceptable to BANK by July 16, 2009.

8.           BORROWER acknowledges it failed to comply with certain covenants contained in the AGREEMENT including, without limitation, Sections 6.2.1, 6.2.2, and 6.2.4 as of April 16, 2009.  BANK waives BORROWER’s compliance with Sections 6.2.1, 6.2.2, and 6.2.4 of the AGREEMENT as of April 16, 2009.  The parties agree that BANK has NOT waived BORROWER’s compliance with such covenants after April 16, 2009.

9.           BORROWER agrees to pay BANK a closing fee of One Hundred Fifty Thousand Dollars and no/cents ($150,000.00) on execution hereof, which fee BORROWER agrees and acknowledges has been earned by BANK.

10.           BORROWER certifies by its execution hereof that the representations and warranties set forth in Section 5 of the AGREEMENT are true as of this date, and that no EVENT OF DEFAULT under the AGREEMENT, and no event which, with the giving of notice or passage of time or both, would become such an EVENT OF DEFAULT, has occurred as of execution hereof, except as set forth in paragraph 10, above.

11.           Except as amended hereby the parties ratify and confirm as binding upon them all of the terms of the AGREEMENT.

12.           This AGREEMENT may be executed in any number of counterparts, and by either party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and same instrument.

IN WITNESS whereof the parties set their hands as of the date first written above.

First National Bank of Omaha		Red Trail Energy, LLC

By:	/s/ Andrew Wong	By:	/s/ Jody Hoff
	Andrew Wong		Name: Jody Hoff
	Commercial Loan Officer		Title: Vice Chairman

And

		By:	/s/ Frank Kirschenheiter
Name: Frank Kirschenheiter
Title: Treasurer

STATE OF NORTH DAKOTA	)
) ss.
COUNTY OF STARK	)

On this 28th day of May, 2009, before me, the undersigned Notary Public, personally appeared Jody Hoff, the Vice Chairman of Red Trail Energy, LLC, on behalf of said entity, and each acknowledged that he executed the foregoing Amendment to Loan Agreement as his voluntary act and deed and that of Red Trail Energy, LLC.

/s/ DeEll Hoff
Notary Public

STATE OF NORTH DAKOTA	)
) ss.
COUNTY OF STARK	)

On this 28th day of May, 2009, before me, the undersigned Notary Public, personally appeared Frank Kirschenheiter, the Treasurer of Red Trail Energy, LLC, on behalf of said entity, and each acknowledged that he executed the foregoing Amendment to Loan Agreement as his voluntary act and deed and that of Red Trail Energy, LLC.

/s/ DeEll Hoff
Notary Public